Sub-Item 77I: Terms of New Securities
        Effective April 30, 2008, the Goldman Sachs Tax-Advantaged Global Equity Portfolio and the Goldman Sachs Enhanced Dividend Global Equity Portfolio commenced offering Class A and Institutional Shares.

        The terms of the Class A and Institutional Shares for the Goldman Sachs Tax-Advantaged Global Equity Portfolio and the Goldman Sachs Enhanced Dividend Global Equity Portfolio are described in Post-Effective Amendment No. 195 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 29, 2008 (Accession No. 0000950123-08-002350).